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        STATEMENT APPOINTING DESIGNATED FILER AND AUTHORIZED SIGNATORIES
                                  June 20, 2006

        Each of the entities listed on SCHEDULE A attached hereto (each a "Reporting Entity") and each party listed on SCHEDULE B attached hereto (each a "Reporting Individual"; together with the Reporting Entities, the "Reporting Persons") hereby authorizes and designates Bruns H. Grayson and R. William Burgess Jr. (individually, each a "Designated Filer"), to prepare and file on behalf of such Reporting Person individually, or jointly together with other Reporting Persons, any and all reports, notices, communications and other documents (including, but not limited to, reports on Schedule 13D, Schedule 13G, Form 3, Form 4 and Form 5) that such Reporting Person may be required to file with the United States Securities and Exchange Commission or with any regulatory body, including United States federal, state and self-regulatory bodies, with respect to the Reporting Person's ownership of, or transactions in, the securities of any entity whose securities are beneficially owned (directly or indirectly) by such Reporting Person (collectively, the "Companies").

        Each Reporting Person hereby further authorizes and designates Bruns H. Grayson and R. William Burgess Jr. ("Authorized Signatories") to execute and file on behalf of such Reporting Person the Reports and to perform any and all other acts, which in the opinion of a Designated Filer or an Authorized Signatory may be necessary or incidental to the performance of the foregoing powers herein granted.

        The authority of the Designated Filer and each Authorized Signatory under this Document with respect to each Reporting Person shall continue until such Reporting Person is no longer required to file any Reports with respect to the Reporting Person's ownership of, or transactions in, the securities of the Companies, unless earlier revoked in writing. Each Reporting Person acknowledges that the Designated Filer and the Authorized Signatory are not assuming any of the Reporting Person's responsibilities to comply with any United States federal or state law or with any regulations promulgated thereto.

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        In Witness Whereof, the undersigned has caused this Statement Appointing
Designated Filer and Authorized Signatory to be effective as of June 20, 2006.


Reporting Persons:


June 20, 2006                               /s/ Bruns H. Grayson
                                            -----------------------------------
                                            Bruns H. Grayson


June 20, 2006                               /s/ R. William Burgess Jr.
                                            -----------------------------------
                                            R. William Burgess Jr.


June 20, 2006                               ABS Ventures VI L.P.
                                            By:  Calvert Capital IV L.L.C.

                                            By:  /s/ Bruns H. Grayson
                                            -----------------------------------
                                            Bruns H. Grayson, Senior Manager


June 20, 2006                               Calvert Capital IV L.L.C.

                                            By:  /s/ Bruns H. Grayson
                                            -----------------------------------
                                            Bruns H. Grayson, Senior Manager

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                                   SCHEDULE A

ABS Ventures VI L.P.
Calvert Capital IV L.L.C.


                                   SCHEDULE B

Bruns H. Grayson
R. William Burgess Jr.